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EXHIBIT 10.26

                              CONSULTING AGREEMENT

This agreement (this "Agreement") dated as of August 4, 2004, sets forth the terms and conditions upon which ISIS Capital Management, LLC (the "Consultant") will provide certain services to Warp Technology Holdings, Inc. (the "Company").

NOW, THEREFORE, in consideration of the above, the promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Consulting Services. Consultant will consult with and assist the Company with its business development and strategic plans and activities. Consultant will provide advice concerning such activities. Further, the Consultant will provide administrative support, and arrange for office apace for the Company. All such services will be provided upon request from the Company, provided that Consultant has the capacity and resources to provide such requested services, and provided further that Consultant either provides such services to other clients, or that Consultant is then willing to provide such services.

      2. Term. This Agreement shall continue for a term of five years, during which time the Consultant shall provide the services described above. In addition, upon request by the Company, the Consultant shall continue to provide the services for an additional one year period if the activities engaged in by the Company and for which the Consultant advised or otherwise assisted the Company shall continue beyond the initial five year period.

      3. Fees; Payment; Expenses.

            (a) In consideration for the services to be provided hereunder, the Company agrees to pay the Consultant the regular rates and charges that Consultant offers to its clients (for such services), which are subject to change from time to time upon notice to the Company. The Company shall be responsible to pay all fees and charges as billed, and will be charged interest at the applicable federal rate on past-due payments.

            (b) In addition, the Company shall reimburse ISIS for any out-of-pocket expenses incurred in the course of the engagement hereunder. In the event consultants or other service providers are engaged to provide services to the Company in the course of the services requested by the Company hereunder, all fees and expenses due to such providers shall be the responsibility of the Company, and the Company shall pay such amounts when billed either by ISIS or by such other providers.

      4. Independent Parties. Each of the parties hereto is an independent contractor and is not nor shall it be deemed to be an employee, agent, partner or representative of the other. Neither party shall have any right or authority to create any obligations of any kind on behalf of the other, and neither party shall make any representation to any third party to the contrary. The relationship and transactions contemplated hereunder are non-exclusive and each of the parties hereto has the right to enter into other similar arrangements and transactions with other entities.

      5. Termination.

            (a) This agreement shall become effective on the date hereof and shall continue until terminated in accordance herewith. The provisions of this
Section 5, and the provisions of Sections 6, 7, and 13 shall survive any termination of this Agreement.

            (b) The Company and the Consultant may terminate this Agreement at any time upon mutual consent.

            (c) Either party may terminate this Agreement for "Cause." The term "Cause" shall mean the following: (i) the other party's insolvency, assignment for the benefit of creditors, filing of a voluntary petition in bankruptcy, or becoming subject to an involuntary petition in bankruptcy which is not dismissed within 60 days after its filing date; or (ii) the other party's material misrepresentation, material breach of

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warranty or material breach of any of the provisions of this Agreement which is not cured within thirty (30) days after receipt of written notice thereof setting forth the alleged misrepresentation or breach in sufficient detail. Said termination shall become effective on the date the notice of such termination is sent in the case of clause (i), or upon the expiration of said thirty (30) day period without cure in the case of clause (ii).

      6. Notices. All notices which may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if sent by registered mail, postage prepaid and return receipt requested, or if sent by a recognized overnight courier (provided a signature is received by the courier upon delivery) at the following address (or such different address as is specified in writing pursuant to this Section 6): if to the Consultant: ISIS Capital Management, LLC, 151 Railroad Avenue, Greenwich, CT 06830: or if to the
Company: CEO, Warp Technology Holdings, Inc., 151 Railroad Avenue, Greenwich, CT 06830, with a copy to Corporate Secretary, Warp Technology Holdings, Inc., 151 Railroad Avenue, Greenwich, CT 06830. Notices shall be deemed to have been sent on the date of personal delivery, on the date of deposit in the mail, or on the date accepted for delivery by a courier, as applicable. Notices shall be deemed to have been received on the date of personal delivery, on the date indicated on the return receipt (or if none 4 days after the date of deposit in the mail), or on the date of the signature received by the courier, as applicable.

      7. Complete Agreement; Amendment; Modification; Counterparts. This Agreement and the Proprietary and the Confidential Information Agreement between the parties hereto represent the sole agreements of the parties with respect to the subject matter hereof and, except as provided in Section 9(b) below, may not be amended or modified except by an instrument signed by the party to be charged. This Agreement may be executed in one or more counterparts, which together shall constitute one instrument.

      8. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflict of law provisions.

      9. Binding Effect; Application; Assignment.

            (a) The benefits of this Agreement, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and their respective permitted assigns and designees, and, subject to (b), their rights and obligations hereunder shall not be assignable, transferable or delegable without the written consent of the other party hereto. Subject to (b) below, any attempted assignment, transfer or delegation hereof without such consent shall be void.

            (b) No consent shall be required for the assignment and delegation of a party's rights and obligations hereunder in a transaction or series of related transactions (i) to a third party acquiring control of the party or acquiring substantially all of the assets of a party or (ii) to an entity controlling, controlled by or under common control with the party; provided, however, that the third party described in clause (i) or clause (ii) continues to engage in substantially the same business and activities of the party.

      10. Standards of Conduct Each party agrees to perform its obligations hereunder and conduct the activities contemplated hereby in compliance with all applicable federal and state laws and regulations. Each party agrees to conduct itself in good faith in connection with its duties and contemplated activities hereunder.

      11. Interpretation and Construction

            (a) Plurals. The use of the singular form shall be deemed to include the plural, and vice-versa, as the context may require.

            (b) Fair Meaning; Drafting Responsibility. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party had the opportunity to review this Agreement with its counsel and have revisions made thereto, and the parties agree that the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

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            (c) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, then that provision shall be reformed to the maximum extent permitted to preserve the parties' original intent as agreed by the parties hereunder; failing which, such provision shall be severed from this Agreement with the balance of the Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstance, or of rendering invalid any other provisions of this Agreement to the extent that such other provisions are not themselves actually in conflict with any applicable law. Notwithstanding the foregoing, in the event a provision to be reformed or severed, will, if so reformed or severed, materially alter the parties' original intent as agreed by the parties hereunder such that a party would be required to perform without receiving a material portion of the consideration which it would have received hereunder (determined without reforming or severing the provision), such party shall have the right to terminate this Agreement upon notice to the other party, to be effective upon receipt.

            (d) Headings. The headings preceding the text of sections and subsections of this Agreement are for convenience only and shall not be deemed part of this Agreement.

      12. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

      13. Confidentiality. Subject to applicable law, the parties acknowledge and agree that this Agreement and each of its provisions are confidential and shall be treated strictly confidentially. During the term of this Agreement and thereafter, neither party nor its affiliates, permitted assigns or designees, employees or agents shall disclose any terms or information pertaining to any provision of this Agreement to any person or entity without the prior written consent of the other party, with the exception of a party's tax, legal or accounting advisors agreeing to maintain confidentiality, or as otherwise required by applicable law.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective undersigned duly authorized representatives as of the date first written above.

     ISIS Capital Management, LLC

     By: /s/ Ernest Mysogland

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     Name: Ernest Mysogland
     Title: Member

     WARP TECHNOLOGY HOLDINGS, INC.

     By: /s/ Gus Bottazzi

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     Name: Gus Bottazzi
     Title: President